FOR IMMEDIATE RELEASE

Investor Contact:

Ketan D. Kothari

Chief Executive Officer

AlphaSmart, Inc.

(408) 355-1029

IR@alphasmart.com

AlphaSmart, Inc. to Merge with Renaissance Learning®, Inc.:

Companies Positioned to Provide Breakthrough Solutions for Writing

Los Gatos, Calif. — January 25, 2005 — AlphaSmart, Inc. (Nasdaq: ALSM), a provider of affordable, portable personal learning solutions for the K–12 classroom, today announced that it has reached a definitive agreement to merge with Renaissance Learning, Inc. (Nasdaq: RLRN), a leading provider of learning information systems and school improvement programs for pre-K–12 schools. AlphaSmart and Renaissance Learning expect that this merger will enable the combined companies to offer a unique suite of writing products, enhance some of Renaissance Learning’s other software products and broaden the market channels for the AlphaSmart product lines. Renaissance Learning plans to operate AlphaSmart as a wholly-owned subsidiary and retain the AlphaSmart brand.

Under the agreement, unanimously approved by the boards of directors of both companies, each AlphaSmart stockholder will receive $3.75 per share. The transaction is intended to be structured as a tax-free reorganization and is valued at approximately $57 million. AlphaSmart stockholders will have the option to be paid in cash, stock or some combination of the two, subject to pro-ration so that the total consideration paid will aggregate no more than 45% stock and no less than 55% cash. The merger, which is expected to be completed in the second quarter of 2005, is subject to approval by AlphaSmart stockholders, government regulatory review, and other customary closing conditions described in the definitive agreement. Voting agreements supporting the merger have been executed by AlphaSmart stockholders who hold approximately 60% of the outstanding shares, including its three founders.

“The addition of AlphaSmart’s exceptional product line and talented professional staff will strengthen and diversify Renaissance Learning’s position as a leading provider of learning information systems to schools,” said John Hickey, president and chief executive officer of Renaissance Learning. “Together, we will be able to provide unique breakthrough solutions to help educators develop student writing skills along with strengthening other Renaissance solutions where limited computer access is a bottleneck to daily program use. In addition to the merger providing substantial growth potential for the combined companies, we expect to achieve annual savings of at least $1 million from the reduction of redundant public company and other costs.”

“By offering AlphaSmart portable computer-companion products with Renaissance Learning software, we will be able to help K–12 districts leverage the use of their existing classroom computers, thereby increasing the value derived from their technology investment,” said Ketan D. Kothari, chairman and chief executive officer of AlphaSmart. “Our solutions are highly complementary, and we expect that this merger will help grow the revenues of the combined companies and accelerate learning of writing and other subjects.”

AlphaSmart also announced today that James M. Walker, vice president, chief financial officer and chief operating officer, has been appointed president and chief executive officer of Alara, Inc., a privately held provider of Storage Phosphor Technology (SPT) imaging systems for a variety of medical applications. Walker has served on Alara’s board of directors since the company’s founding in 1994 and as chairman of the board since 1996. In addition to his role at Alara, Walker has indicated that he plans to continue serving as AlphaSmart’s vice president, chief financial officer and chief operating officer until the close of the merger with Renaissance Learning.

Renaissance Learning will hold a brief conference call at 3:30 p.m. CST today to discuss the merger. The teleconference may be accessed by dialing (888) 868-9083 at 3:30 p.m. CST. Please call a few minutes before the scheduled start time to ensure a proper connection. A digital recording of the conference call will be made available from January 25, 2005 at 8:00 p.m. CST through February 1, 2005 at 11:59 p.m. CST. The replay dial-in is (877) 519-4471. The conference ID number to access the replay is 5635124.

AlphaSmart, Inc.

AlphaSmart, Inc. is a provider of affordable, portable personal learning solutions for the K–12 classroom. Its portable computer-companion products are used by students to enhance writing, keyboarding and comprehension, and have been adopted by more than 8,000 school districts in the United States and other countries. Based in Los Gatos, California, the company was founded in 1992 by former Apple Computer engineers.

Renaissance Learning®, Inc.

Renaissance Learning, Inc. is a leading provider of research-based learning information systems software, school improvement programs, teacher training, and consulting. Adopted by more than 67,000 schools, Renaissance Learning information technology products give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork. Renaissance Learning has six U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact the merger will have on the combined companies. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include the risk that AlphaSmart’s business may not be integrated successfully; failure to satisfy the closing conditions; an unexpected increase in the costs related to the merger; unexpected delays in closing the merger; and other risks affecting AlphaSmart’s and Renaissance Learning’s businesses described in their respective filings with the Securities and Exchange Commission, including AlphaSmart’s 2004 Quarterly Reports on Form 10-Q, and Renaissance Learning’s 2003 Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q, which factors are incorporated herein by reference. AlphaSmart and Renaissance Learning expressly disclaim a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information

AlphaSmart and Renaissance Learning intend to file a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving AlphaSmart and Renaissance Learning. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC when they become available at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AlphaSmart at AlphaSmart’s website at www.alphasmart.com or by contacting AlphaSmart investor relations at IR@alphasmart.com or via telephone at (408) 355-1029. Investors and security holders may obtain free copies of the documents filed with the SEC by Renaissance Learning by directing such requests to Renaissance Learning, Inc., Attention: Corporate Secretary, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54995 or via telephone at (715) 424-3636.

Renaissance Learning, AlphaSmart and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AlphaSmart in connection with the merger transaction. Information regarding directors and executive officers of AlphaSmart and Renaissance Learning and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of AlphaSmart and Renaissance Learning described above and other relevant materials to be filed with the SEC.

Note: AlphaSmart is a registered trademark of AlphaSmart, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

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